EXHIBIT 99



                                  PRESS RELEASE

                              FOR IMMEDIATE RELEASE

                         VIRGINIA COMMERCE BANCORP, INC.
                       REPORTS SUCCESSFUL RIGHTS OFFERING

         July 31, 2002, Arlington, Virginia. Virginia Commerce Bancorp, Inc. (NASDAQ-VCBI), today announced that its rights offering of shares of its common stock to shareholders of record as of the close of business on June 4, 2002, was officially closed as of 5:00 P.M., eastern time on July 30, 2002. Subscriptions for 291,772 shares were received with gross proceeds of $7,001,712, bringing the number of outstanding shares of the Company's common stock to 3,693,043. Proceeds from the offering will be used by the Company to increase the capital position of the Company and its wholly-owned subsidiary, Virginia Commerce Bank, and to support future growth.


For further information contact:    William K. Beauchesne
                                    Executive Vice President
                                    and Chief Financial Officer
                                    703-633-6120   wbeauchesne@vcbonline.com